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                                                                    Exhibit 10.2

          EMPLOYMENT, CONFIDENTIALITY & INVENTION ASSIGNMENT AGREEMENT
                              FOR RICHARD H. FORTE

This Employment, Confidentiality & Invention Assignment Agreement ("Agreement") is made and entered into effective the 28th day of June, 1999, by and between Integrated Telecom Express, Inc., having a principal place of business at 2710 Walsh Ave, Santa Clara, CA 95051, and Richard H. Forte, whose address is 14474 Sobey Rd., Saratoga, CA, 95070 (hereinafter "Employee").

As a condition and in consideration of employment with Integrated Telecom Express, Inc. ("ITeX"), its subsidiaries, affiliates, successors or assigns (together the "Company"), Employee agrees:

1. This Employment, Confidentiality & Invention Assignment Agreement supersedes the ITeX Consulting Agreement and the ITeX Consultant, Nondisclosure And Trade Secret Agreement, both of which Employee previously entered with the Company on May 5, 1999 (the "Consulting Agreements"). Effective on June 28, 1999, the Consulting Agreements are terminated, and replaced by this Employment, Confidentiality & Invention Assignment Agreement ("Agreement"). Notwithstanding the termination of the Consulting Agreements, Employee agrees that his obligations with respect to Confidential Information (as that term is defined in the Consulting Agreements) disclosed or created prior to June 28, 1999 continue as if the Consulting Agreements remained in force.

2. In consideration for entering this Agreement, all consulting fees earned by Employee pursuant to the Consulting Agreements shall be and are payable in cash rather than in cash and common stock, as originally contemplated, and Employee will, and hereby does, surrender to ITeX all rights to common stock arising out of the Consulting Agreements.

3. Employee is subject to the standard terms of employment at ITeX, as stated in the ITeX Employee Handbook, as updated from time to time, and is eligible for the various employee benefits described therein (including but not limited to health/vision/dental insurance and participation in the 401(k) plan) pursuant to the terms of those plans, as more fully described in the Employee Handbook and the plan documents.

4. Subject to approval by ITeX's Board of Directors, Employee shall have the title "President and Chief Executive Officer," until such time, if any, as that title is changed by the Board of Directors or until Employee ceases to hold any title at ITeX, whichever comes first.

5. AT-WILL EMPLOYMENT. EMPLOYEE AGREES AND UNDERSTANDS THAT, NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EMPLOYMENT WITH ITeX IS FOR AN UNSPECIFIED DURATION AND IS "AT-WILL" EMPLOYMENT, AND MAY BE TERMINATED BY EITHER ITeX OR BY THE EMPLOYEE AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, WITH OR WITHOUT NOTICE, AND THAT NO POLICY OR PROCEDURE OF ITeX NOR ANY VERBAL REPRESENTATIONS SHALL CONFER ANY RIGHT TO CONTINUING EMPLOYMENT. EMPLOYEE FURTHER UNDERSTANDS THAT NEITHER JOB PERFORMANCE, PROMOTIONS, ACCOMMODATIONS, BONUSES NOR ANYTHING ELSE SHALL IMPLY AN OBLIGATION ON THE PART OF ITeX TO CONTINUE EMPLOYMENT. EMPLOYEE SERVES AT THE PLEASURE OF THE BOARD OF DIRECTORS OF ITeX.

6. Employee's starting base salary shall be $200,000 per year, paid in monthly installments through regular payroll, and subject to standard deductions. In addition, subject to the approval of ITeX's Board of Directors, Employee shall be granted (in addition to the options previously granted in connection with Employee's membership on ITeX's Board of Directors), 500,000 options for the purchase of ITeX common stock, at a fair market price to be determined, in its sole discretion, by the ITeX Board of Directors, as more fully described in the Option Agreement entered concurrently herewith. In addition, upon the close of ITeX's Initial Public Offering, if any, Employee will be paid a bonus in a lump sum of $150,000 (subject to standard deductions.) THE FOREGOING DOES NOT IMPLY ANY GUARANTEE THAT ITeX WILL HAVE AN INITIAL PUBLIC OFFERING WITHIN ANY PARTICULAR TIMEFRAME, OR AT ALL, NOR THAT A MARKET WILL EXIST FOR ITeX COMMON STOCK WITHIN ANY PARTICULAR TIMEFRAME, OR AT ALL.


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7. ITEX will be responsible for reasonable and actual travel and lodgings, communications, and other out-of-pocket expenses (but not for a car allowance, other than for rental vehicles while traveling on ITeX business) which are reasonably necessarily incurred in the course of performing the Employee's obligations to ITeX as contemplated by this Agreement, subject to reasonable substantiation for the expense and business purpose. Expenses will be reimbursed pursuant to ITeX's travel and entertainment reimbursement policy. All expense items in excess of $100.00 shall be accompanied by an invoice or other receipt. Employee shall advise ITEX in writing within twenty days of when Employee knew or should have known of any underpayment or other dispute concerning any payment, bonus, benefit or other compensation. In the absence of such timely notice, no claims for such matters will be made, and Employee will not assert any claims not timely made in the manner provided in this paragraph 5. In connection with expenses incurred for travel, and notwithstanding anything to the contrary in ITeX's travel and reimbursement policy, ITeX will reimburse Employee for coach/economy class airfare for travel within the continental United States prior to the conclusion of ITeX's Initial Public Offering (if any) and first class or its equivalent (where available) thereafter; and for business class or its equivalent (where available) airfare on travel other than within the continental United States prior to the conclusion of ITeX's Initial Public Offering (if any) and first class or its equivalent (where available) thereafter.

8. Subject to its financial condition at the time, ITeX will, if requested by Employee, provide or assist in arranging a secured loan to Employee commencing on approximately July 15, 1999, in the amount of $450,000 for a period of 90 days at a market rate for a mutually agreeable purpose associated with the business of ITeX, all pursuant to the terms of a Promissory Note to be separately entered.

9. CONFIDENTIAL INFORMATION. At all times Employee will hold in confidence and not use, except for the benefit of ITex, or disclose without prior written authorization, any Company Confidential Information. "Confidential Information" includes any and all proprietary information, trade secrets or know-how acquired during employment either directly or indirectly in writing, orally or by observation, provided that Confidential Information does not include matter which became publicly known and generally available in a lawful manner. In addition, Employee will not improperly use or disclose any proprietary information or trade secrets of any former employer or of any other, nor bring or keep any such information in any form on Company premises or property.

10. INVENTIONS.
         (a) INVENTIONS RETAINED AND LICENSED. Employee has attached as EXHIBIT A a list describing all inventions, original works of authorship, protectible matter and trade secrets in which Employee holds rights and which are not assigned to the Company (collectively "Prior Inventions"); if no such list is attached, there are no such Prior Inventions. Employee grants the Company a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell, offer for sale, import, and otherwise distribute any Prior Invention which Employee incorporates into any Company process, product and/or property.
         (b) ASSIGNMENT OF INVENTIONS. Employee will promptly make full written disclosure and assign, and hereby does assign, to the Company, or its designees, all right, title, and interest in and to any and all inventions, works of authorship, protectible matter and trade secrets which Employee, during his employment, may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice (collectively "Inventions"), except as provided in Section 10(e) below. All protectible works of authorship which are made by Employee (solely or jointly with others) within the scope of and during employment are "works made for hire," as that term is defined in the United States Copyright Act.
         (c) MAINTENANCE OF RECORDS. Employee will maintain adequate and current written records of all Inventions, and these records will remain with and belong to the Company.
         (d) PATENT AND COPYRIGHT REGISTRATIONS. During and after employment, Employee will cooperate fully to secure, register and enforce the Company's rights in the Inventions in any and all countries, including without limitation signing appropriate documents. In and under all circumstances in which Employee fails to and/or cannot execute such documents, Employee irrevocably designates and appoints the Company and its designees as his agent and attorney, to execute and file any such applications and do all other acts to further the prosecution, issuance and enforcement of such registrations and rights.


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         (e) EXCEPTION TO ASSIGNMENTS. Employee understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870, but nevertheless will promptly advise the Company in writing of any inventions that Employee believes meet the criteria of such Section.
         (f) CONFLICT OF INTEREST, COMPANY EMPLOYEE MANUAL AND POLICY GUIDELINES. During the term of employment, Employee will strictly adhere to the requirements of the Company Employee Handbook, Conflict of Interest Guidelines (attached), and all applicable Company guidelines and policies.
         (g) RETURN OF COMPANY DOCUMENTS. Immediately upon the end of employment, Employee will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all tangible items and reproductions of information developed by Employee pursuant to employment with the Company or otherwise belonging to the Company, and will certify compliance with this requirement in writing.
         (h) NOTIFICATION. The Company may notify any third party, including without limitation, any new or future employer, about Employee's rights and obligations under this Agreement.
         (i) SOLICITATION OF EMPLOYEES. During, and for a period of twelve months immediately following, employment, Employee shall neither directly nor indirectly solicit, induce, recruit or encourage any Company employees to leave their employment, nor attempt or assist any others to do so.

11. ARBITRATION AND EQUITABLE RELIEF.
         (a) ARBITRATION. Except as provided in Section 11(b) below, any and all disputes or controversies arising out of, relating to, or concerning this Agreement, shall be settled exclusively by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the Asia Pacific Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy, and the arbitration shall include provisions for protecting Company Confidential Information against disclosure. The decision of the arbitrator shall be final, conclusive and binding on the parties and judgment may be entered thereon in any court having jurisdiction. The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its own counsel fees and expenses.
         THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ANY AND/OR ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 11(B) BELOW), including, but not limited to, any and all claims for violation of any federal, state or municipal statute, law and/or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code Section 201, ET SEQ., except where applicable law dictates that such claims are nonarbitrable.
         (b) EQUITABLE REMEDIES. It would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in sections 9 and/or 10. Thus, in addition to any other right or remedy and without any requirement of a bond or security, if Employee breaches any of such sections, the Company will be entitled to an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance.
         (c) CONSIDERATION. Each party's promise to resolve claims exclusively by arbitration is consideration for other party's promise to do the same, and Employee is offered employment in consideration of and based upon the promise to arbitrate.

12. GENERAL PROVISIONS.
         (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California, and Employee hereby expressly consent to the personal jurisdiction of the courts located in Santa Clara County California for any lawsuit filed there against Employee by the Company.
         (b) ENTIRE AGREEMENT. This Agreement (and the concurrently entered Option Agreement, the attached Conflict of Interest Guidelines, and the Employee Handbook, as updated from time to time, as well as the surviving provisions of the Consultant Agreements and, if entered, the Promissory Note) set forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this


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Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.
         (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
         (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

/s/ Richard H. Forte                                          /s/ [ILLEGIBLE]
--------------------------                                    ------------------
Employee Signature                                            Company Signature


Date: 7/30/99                            Print Employee Name: Richard H. Forte
      -----------                                             ------------------


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                                    EXHIBIT A

LIST OF PRIOR INVENTIONS
& ORIGINAL WORKS OF AUTHORSHIP

                                                     Identifying Number
Title                      Date                      or Brief Description

























   X    No inventions or improvements
  ---
        Additional Sheets Attached
  ---

Signature of Employee: /s/ Richard H. Forte

Print Name of Employee: Rich Forte

Date: 8/2/99



NOTICE: CALIFORNIA LABOR CODE SECTION 2870 EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS PROVIDES:
         "Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
         Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.
         Result from any work performed by the employee for the employer.
         To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."


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ATTACHMENT TO EMPLOYMENT, CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT

CONFLICT OF INTEREST GUIDELINES

         It is the policy of Integrated Telecom Express, Inc., to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and/or with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         i. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

         ii. Accepting or offering (other than inconsequential) gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

         iii. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         iv. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         v. Initiating or approving any form of personal, social or other harassment of employees.

         vi. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         vii. Borrowing from or lending to employees, customers or suppliers.

         viii. Acquiring any interest in real estate or other property of interest to the Company.

         ix. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         x. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

         xi. Making any unlawful agreement with distributors with respect to prices.


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         xii. improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         xiii. Engaging in any conduct which is not in the best interest of the Company.

         xiv. Disclosing, tipping, and/or trading upon any material non-public information.

         xv. Engaging in any activity which is prohibited by the securities or other applicable laws of the United States of America or any other jurisdiction with authority over the action in any manner relating to and/or impacting the Company.

         Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review.

         Violations of this conflict of interest policy may result in discharge without warning.


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